Exhibit 10.14
CATALYTICA ENERGY SYSTEMS, INC.
CONSULTING AGREEMENT
     This Consulting Agreement (“Agreement”) is entered into effective as of January 1, 2007 by and between Catalytica Energy Systems, Inc. (together with its direct and indirect subsidiaries, including but not limited to SCR-Tech LLC (“SCR-Tech”) and CESI-SCR, Inc., the “Company”) and Richard A. Abdoo (“Consultant”). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company with respect to SCR-Tech, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the parties agree as follows:
     1. Services and Compensation. Consultant agrees to perform for the Company the services described in Exhibit A (the “Services”), and the Company agrees to pay Consultant the compensation described in Exhibit A for Consultant’s performance of the Services and to reimburse Consultant for all reasonable and necessary expenses incurred by Consultant in the performance of the Services in accordance with Exhibit A.
     2. Confidentiality.
          A. Definition. “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawing, engineering, hardware configuration information, marketing, finances or other business information. Confidential Information does not include information that (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure.
          B. Nonuse and Nondisclosure. Consultant will not, during or subsequent to the term of this Agreement, (i) use the Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or (ii) disclose the Confidential Information to any third party. Consultant agrees that all Confidential Information will remain the sole property of the Company. Consultant also agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information.
          C. Former Client Confidential Information. Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer of Consultant or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any. Consultant also agrees that Consultant will not bring onto the Company’s premises any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.
          D. Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that, during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.
     3. Ownership.
          A. Assignment. Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement that relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with or that Consultant may become associated with in work, investigation or experimentation in the Company’s line of business in performing the Services under this Agreement (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to assign (or cause to be assigned) and hereby assigns fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions.
          B. Further Assurances. Consultant agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect to all Inventions, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to all Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions. Consultant also agrees that Consultant’s obligation to execute or cause to be executed any such instrument or papers shall continue after the termination of this Agreement.
          C. Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant.

     4. Conflicting Obligations.
          Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude Consultant from complying with the provisions of this Agreement. Consultant will not enter into any such conflicting agreement during the term of this Agreement. Consultant’s violation of this Section 4 will be considered a material breach under Section 5.B.
     5. Term and Termination.
          A. Term. The term of this Agreement will begin on the date of this Agreement and will continue until the earlier of (i) December 31, 2007 or (ii) termination as provided in Section 5.B.
          B. Termination.
               (i) The Company may terminate this Agreement if Consultant refuses to or is unable to perform the Services or is otherwise in breach of any material provision of this Agreement by providing 15 days prior written notice of such intention to terminate and the reasons therefor, and if Consultant fails to cure such breach within such 15 day period. In the event of a termination by the Company pursuant to this Section 5.B(i), Consultant shall be deemed to have earned all compensation and Restricted Stock Units (as defined in Exhibit A hereto) that are vested through the date of termination.
               (ii) The Company may terminate this Agreement for any reason other than Consultant’s refusal or inability to perform the Services or Consultant’s breach of any material provision of this Agreement upon giving Consultant 30 days’ prior written notice of such termination pursuant to Section 8.E of this Agreement. In the event of a termination by the Company pursuant to this Section 5.B(ii), Consultant shall be deemed to have earned all compensation hereunder and all Restricted Stock Units (as defined in Exhibit A hereto) that are unvested as of the time of such termination shall immediately vest.
               (iii) Consultant may terminate this Agreement for any reason upon giving the Company 30 days’ prior written notice of such termination pursuant to Section 8.E of this Agreement. In the event of a termination by Consultant pursuant to this Section 5.B(iii), Consultant shall be deemed to have earned all compensation and Restricted Stock Units (as defined in Exhibit A hereto) that are vested through the date of termination.
          C. Survival. Upon such termination, all rights and duties of the Company and Consultant toward each other shall cease except:
               (1) In the event of a termination pursuant to Section 5.B(ii), Consultant shall be deemed to have earned all compensation hereunder, and in the event of a termination pursuant to Section 5.B(i) or Section 5.B(iii), Consultant shall be deemed to have earned all compensation through the date of termination; and

               (2) the Company will pay, within 30 days after the effective date of termination, all amounts owing to Consultant for unpaid expenses in accordance with the provisions of Section 1 of this Agreement; and
               (3) Section 2 (Confidentiality), Section 3 (Ownership), Section 4 (Conflicting Obligations), Section 6 (Independent Contractor; Benefits), and Section 7 (Equitable Relief) will survive termination of this Agreement.
     6. Independent Contractor; Benefits.
          A. Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.
          B. Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company for Consultant’s services hereunder. If Consultant is reclassified by a state or federal agency or court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company for services as a Consultant, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.
     7. Equitable Relief.
          CONSULTANT AGREES THAT EITHER THE COMPANY OR CONSULTANT MAY PETITION A COURT FOR PROVISIONAL RELIEF, INCLUDING INJUNCTIVE RELIEF, AS PERMITTED BY THE RULES, INCLUDING, BUT NOT LIMITED TO, WHERE EITHER THE COMPANY OR CONSULTANT ALLEGES OR CLAIMS A VIOLATION OF THIS AGREEMENT BETWEEN CONSULTANT AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS OR CONFIDENTIAL INFORMATION. CONSULTANT UNDERSTANDS THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT (INCLUDING THIS AGREEMENT) WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH CONSULTANT AND THE COMPANY HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION.

     8. Miscellaneous.
          A. Governing Law. This Agreement shall be governed by the laws of Delaware without regard to Delaware’s conflicts of law rules.
          B. Assignability. Except as otherwise provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement.
          C. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements between the parties regarding the subject matter of this Agreement.
          D. Headings; Signatures. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement. This Agreement may be executed in counterparts and by facsimile signatures.
          E. Notices. Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by U.S. registered or certified mail (return receipt requested), to the party at the party’s address written below or at such other address as the party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 8.E.
               (1) If to the Company, to:
  Catalytica Energy Systems, Inc.
  301 West Warner Road, Suite 132
  Tempe, AZ 85284
  Attention: Chief Executive Officer
               (2) If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.
          F. Attorneys’ Fees. In any court action at law or equity that is brought by one of the parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that party may be entitled.
          G. Severability. If any provision of this Agreement is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law.
(signature page follows)

     IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first written above.

CONSULTANT		CATALYTICA ENERGY SYSTEMS, INC.

By:	/s/ Richard Adboo	By:	/s/ Rob Zack

Name:	Richard A. Abdoo	Name:	Rob Zack

Address for Notices:		Title:	CEO
R.A. Abdoo & Company LLC
301 West Wisconsin Avenue, Suite 440
Milwaukee, WI 53203
[Signature Page to Consulting Agreement]

EXHIBIT A
Services and Compensation
1.	Contact. Consultant’s principal Company contacts:
Ricardo Levy, Chairman of the Board and Rob Zack, CEO
2.	Services. The Services shall include, but shall not be limited to, the following:
(1)	Advising the Company and the President of SCR-Tech on business strategies relating to selective catalytic reduction management, cleaning and regeneration technology, services and solutions (the “SCR Business”);

(2)	Advising the Company and the President of SCR-Tech on the background and abilities of SCR Business partners and customers; and
(3) Assisting the Company and the President of SCR-Tech in other aspects of the SCR Business as needed from time to time as requested by the CEO or Chairman of the Board.
The Company will reimburse Consultant for all reasonable expenses incurred by Consultant in performing the Services pursuant to this Agreement, including travel, lodging and meal expenses, if Consultant submits receipts for such expenses to the Company in accordance with Company policy as provided to Consultant from time to time. From time to time, Consultant shall submit to the Company a written invoice for expenses, and such statement shall be subject to the approval of designated agent of the Company in accordance with such Company policy.
3.	Compensation.
In exchange for Services hereunder, the Company previously issued to Consultant $60,000 in restricted stock units, rounded down to the nearest whole share (the “Restricted Stock Units”), vesting during 2007, with 1/12 vesting upon the date of grant and the remaining 11/12 vesting in equal monthly installments. The Restricted Stock Units are subject to the terms and conditions of the Company’s 1995 Stock Plan and form of documentation thereunder. In the event of a termination by the Company pursuant to Section 5.B(ii) of this Agreement, Consultant shall be deemed to have earned all compensation hereunder and all Restricted Stock Units that are unvested as of the time of such termination shall immediately vest.